EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SCP POOL CORPORATION
ANNOUNCES INVESTOR DAY
AND
PROVIDES GUIDANCE ON THE IMPACT OF STOCK OPTION EXPENSING

_____________________________

COVINGTON, La. (April 19, 2006) – SCP Pool Corporation (the “Company” or “POOL”) (Nasdaq/NM: POOL) today announced that it will host an Investor Day in Riverside, CA on May 17, 2006 at its pool and irrigation distribution centers.  The investor day is by invitation only.  Presentation slides will be available on the Company’s website on the day of the event.

Separately, POOL announced that it has adopted Statement of Financial Accounting Standards (SFAS) 123(R) – Share-Based Payment. In accordance with SFAS 123(R), and in order to provide a consistent year-to-year comparison of financial results, the Company has elected the modified retrospective transition method and has adjusted prior period financial statements to reflect the impact of share-based compensation expenses. Adjusted historical income statements are attached as exhibits to this release.

In addition, the Company has calculated the expected impact of the adoption of SFAS 123(R) on 2006 results and now projects the impact to be $0.08 per diluted share, two cents more than the $0.06 per diluted share previously disclosed by the Company. The Company has also updated the expected distribution of this additional expense by quarter from an even $0.015 per quarter as previously communicated to $0.023, $0.021, $0.017 and $0.018 per quarter for the first to fourth quarters, respectively. The additional first quarter and full year expense over previous guidance and prior years is primarily due to a provision in SFAS 123(R) requiring the acceleration of stock option expense for options issued to retirement eligible employees. The Company’s annual earnings guidance is unchanged from what was provided in February 2006.

SCP Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOL operates 253 service centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 68,000 wholesale customers. For more information about POOL, please visit www.poolcorp.com.

This news release may include “forward-looking” statements that involve risk and uncertainties. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to a variety of factors, including the sensitivity of the swimming pool supply business to weather conditions and other risks detailed in POOL’s 2005 Form 10-K filed with the Securities and Exchange Commission.

CONTACT:

Craig K. Hubbard
Treasurer
985.801.5117
craig.hubbard@poolcorp.com

EXHIBIT A

SCP Pool Corporation
Consolidated Statements of Income – As Adjusted for 123(R)
(In thousands, except per share data)
(Unaudited)

	As Adjusted for the Fiscal Year Ended December 31,
	2005	2004	2003
Net sales	$1,552,659	$1,310,853	$1,155,832
Cost of sales	1,120,211	940,019	840,694

Gross profit	432,448	370,834	315,138

Selling and administrative expenses	297,085	262,679	231,144

Operating income	135,363	108,155	83,994

Interest expense, net	6,434	3,855	4,669

Income before income taxes and equity earnings	128,929	104,300	79,325
Provision for income taxes	49,941	40,894	31,076
Equity earnings in unconsolidated investments, net	1,467	--	--

Net income	$80,455	$63,406	$48,249

Earnings per share:
Basic	$1.53	$1.20	$0.91
Diluted	$1.45	$1.13	$0.87

Weighted average shares outstanding:
Basic	52,445	52,838	53,058
Diluted	55,412	55,911	55,269

Impact of Stock-Based Compensation Adjustment On:

Selling and administrative expenses	$4,894	$5,439	$4,032

Income before income taxes and equity earnings	$(4,894)	$(5,439)	$(4,032)

Provision for income taxes	$(1,728)	$(1,904)	$(1,433)

Net Income	$(3,166)	$(3,535)	$(2,599)

Earnings per share:
Basic	$(0.060)	$(0.067)	$(0.049)
Diluted	$(0.051)	$(0.058)	$(0.039)

Diluted weighted average shares outstanding	(222)	(228)	(504)

EXHIBIT B

SCP Pool Corporation
Consolidated Statements of Income – As Adjusted for 123(R)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results As Adjusted for
	the Fiscal Year Ended December 31, 2005
	Q1	Q2	Q3	Q4
Net sales	$265,161	$563,978	$423,729	$299,791
Cost of sales	193,210	401,297	309,124	216,580

Gross profit	71,951	162,681	114,605	83,211

Selling and administrative expenses	61,695	81,292	73,174	80,923

Operating income	10,256	81,389	41,431	2,288

Interest expense, net	1,080	1,905	1,331	2,118

Income before income taxes and equity earnings	9,176	79,484	40,100	170
Provision for income taxes	3,592	30,717	15,491	141
Equity earnings (loss) in unconsolidated investments, net	(1,482)	1,942	1,912	(905)

Net income (loss)	$4,102	$50,709	$26,521	$(876)

Earnings (loss) per share(1):
Basic	$0.08	$0.97	$0.50	$(0.02)
Diluted	$0.07	$0.91	$0.47	$(0.02)

Weighted average shares outstanding:
Basic	52,273	52,491	52,699	52,308
Diluted	55,477	55,782	55,945	52,308

Impact of Stock-Based Compensation Adjustment On:

Selling and administrative expenses	$1,045	$1,406	$962	$1,480

Income before income taxes and equity earnings	$(1,045)	$(1,406)	$(962)	$(1,480)

Provision for income taxes	$(394)	$(475)	$(363)	$(496)

Net Income (loss)	$(651)	$(931)	$(599)	$(984)

Earnings (loss) per share(1):
Basic	$(0.012)	$(0.018)	$(0.011)	$(0.019)
Diluted	$(0.012)	$(0.017)	$(0.011)	$(0.019)

Diluted weighted average shares outstanding(2)	(17)	19	56	(3,020)

_________________

(1)

The sum of earnings per share for each of the quarters may not equal the total earnings per share for the annual period due to rounding differences or because of a difference in the way that in-the-money stock options are considered from quarter to quarter for diluted earnings per share under the requirements of SFAS 128, Earnings per Share.

(2)

The adjustment for stock option expense in the fourth quarter 2005 changed the reported net income for the period to a net loss. As such, this change reflects the difference between the as reported diluted weighted average shares outstanding and the basic weighted average shares outstanding.

EXHIBIT C

SCP Pool Corporation
Consolidated Statements of Income – As Adjusted for 123(R)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results As Adjusted for
	the Fiscal Year Ended December 31, 2004
	Q1	Q2	Q3	Q4
Net sales	$234,648	$504,177	$362,091	$209,937
Cost of sales	169,616	358,962	257,908	153,533

Gross profit	65,032	145,215	104,183	56,404

Selling and administrative expenses	58,682	74,305	68,275	61,417

Operating income	6,350	70,910	35,908	(5,013)

Interest expense, net	983	1,122	868	882

Income (loss) before income taxes and equity earnings	5,367	69,788	35,040	(5,895)
Provision (benefit) for income taxes	2,109	27,344	13,680	(2,239)
Equity earnings in unconsolidated investments, net	--	--	--	--

Net income (loss)	$3,258	$42,444	$21,360	$(3,656)

Earnings (loss) per share(1):
Basic	$0.06	$0.80	$0.40	$(0.07)
Diluted	$0.06	$0.76	$0.38	$(0.07)

Weighted average shares outstanding:
Basic	53,264	53,063	52,847	52,179
Diluted	56,031	56,127	55,995	52,179

Impact of Stock-Based Compensation Adjustment On:

Selling and administrative expenses	$1,322	$1,679	$1,041	$1,397

Income (loss) before income taxes and equity earnings	$(1,322)	$(1,679)	$(1,041)	$(1,397)

Provision (benefit) for income taxes	$(500)	$(528)	$(391)	$(485)

Net Income (loss)	$(822)	$(1,151)	$(650)	$(912)

Earnings (loss) per share(1):
Basic	$(0.015)	$(0.022)	$(0.012)	$(0.017)
Diluted	$(0.014)	$(0.017)	$(0.010)	$(0.017)

Diluted weighted average shares outstanding	(358)	(251)	(180)	--

_________________

(1)

The sum of earnings per share for each of the quarters may not equal the total earnings per share for the annual period due to rounding differences or because of a difference in the way that in-the-money stock options are considered from quarter to quarter for diluted earnings per share under the requirements of SFAS 128, Earnings per Share.

EXHIBIT D

SCP Pool Corporation
Consolidated Statements of Income – As Adjusted for 123(R)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results As Adjusted for
	the Fiscal Year Ended December 31, 2003
	Q1	Q2	Q3	Q4
Net sales	$196,388	$431,885	$337,611	$189,949
Cost of sales	143,865	311,023	245,454	140,352

Gross profit	52,523	120,862	92,157	49,597

Selling and administrative expenses	50,127	64,897	61,471	54,649

Operating income (loss)	2,396	55,965	30,686	(5,052)

Interest expense, net	1,085	1,514	1,063	1,007

Income (loss) before income taxes and equity earnings	1,311	54,451	29,623	(6,059)
Provision (benefit) for income taxes	525	21,282	11,565	(2,295)
Equity earnings in unconsolidated investments, net	--	--	--	--

Net income (loss)	$786	$33,169	$18,058	$(3,764)

Earnings (loss) per share(1):
Basic	$0.01	$0.63	$0.34	$(0.07)
Diluted	$0.01	$0.60	$0.33	$(0.07)

Weighted average shares outstanding:
Basic	53,017	52,963	53,075	53,179
Diluted	54,538	54,920	55,516	53,179

Impact of Stock-Based Compensation Adjustment On:

Selling and administrative expenses	$1,124	$1,224	$534	$1,150

Income (loss) before income taxes and equity earnings	$(1,124)	$(1,224)	$(534)	$(1,150)

Provision (benefit) for income taxes	$(426)	$(430)	$(196)	$(380)

Net Income (loss)	$(698)	$(794)	$(338)	$(770)

Earnings (loss) per share(1):
Basic	$(0.013)	$(0.015)	$(0.006)	$(0.014)
Diluted	$(0.012)	$(0.008)	$(0.004)	$(0.014)

Diluted weighted average shares outstanding	(757)	(571)	(415)	--

_________________

(1)

The sum of earnings per share for each of the quarters may not equal the total earnings per share for the annual period due to rounding differences or because of a difference in the way that in-the-money stock options are considered from quarter to quarter for diluted earnings per share under the requirements of SFAS 128, Earnings per Share.